UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 14, 2014

Conn’s, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-34956	06-1672840
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4055 Technology Forest Blvd., Suite 210

The Woodlands, Texas 77381

(Address of principal executive offices) (Zip Code)

(936) 230-5899

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On October 14, 2014, Mark Haley, age 46, was appointed to the position of Vice President and Chief Accounting Officer of Conn’s, Inc. (the “Company”). In this role, Mr. Haley will serve as the Company’s principal accounting officer. Mr. Haley will report to Brian E. Taylor, the Company’s Vice President, Chief Financial Officer and Treasurer. Prior to Mr. Haley’s appointment, Mr. Taylor served as the principal accounting officer. Mr. Taylor will continue to serve as the Company’s Chief Financial Officer and Treasurer.

Prior to joining the Company, Mr. Haley served as Vice President and Chief Accounting Officer at Coldwater Creek Inc. since October 2011. He joined Coldwater Creek in September 2010 as its Vice President and Controller before being promoted to Vice President and Chief Accounting Officer in October 2011. Prior to his employment with Coldwater Creek, he served as Senior Director of Financial Reporting for SUPERVALUE INC from December 2007 through September 2010. Mr. Haley holds a B.S. in both accounting and finance from the University of Idaho and is a Certified Public Accountant in Idaho.

Mr. Haley will be paid an annual base salary of $295,000 and is eligible to participate in our annual cash incentive program pursuant to which he is eligible to earn cash payments based on a percentage of his annual base salary (which will be prorated for his actual period of employment during fiscal 2015). Mr. Haley’s target annual incentive percentage is 50% and his maximum annual incentive percentage is 100%. The Company also granted Mr. Haley $120,000 worth of restricted stock units (“RSUs”) based on the closing price of the Company’s common stock on October 14, 2014. The RSUs will vest ratably over a five-year period.

Mr. Haley is also eligible to participate in the Company’s equity compensation plans and employee benefit plans available to other employees of the Company.

Additionally, on October 14, 2014, the Company entered into a Change of Control Agreement (“Change of Control Agreement”) with Mr. Haley. Under the terms of the Change of Control Agreement, if Mr. Haley’s employment is terminated (i) by the Company without Cause, or (ii) voluntarily by Mr. Haley for Good Reason (as such capitalized terms are defined in the agreement), Mr. Haley is entitled to the following severance: (i) a lump sum amount equal to one times his base salary, (ii) continuation of health benefits for 18 months, and (iii) full vesting of all unvested equity awards. The foregoing description of the Change of Control Agreement is qualified in its entirety by reference to the full text of the form of Change of Control Agreement attached hereto as Exhibit 10.1, which is incorporated by reference herein.

The Company also entered into the Company’s standard form of Indemnification Agreement with Mr. Haley.

There are no transactions in which Mr. Haley has an interest requiring disclosure under Item 404(a) of Regulation S-K or any family relationships requiring disclosure under Item 401(d) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Change of Control Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONN’S, INC.

Dated: October 17, 2014	By:	/s/ Brian E. Taylor
Brian E. Taylor
Vice President, Chief Financial Officer and Treasurer